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Exhibit 99.3

Amendment No. 1 to
Restricted Share Unit Agreement

AMENDMENT NO. 1 TO RESTRICTED SHARE UNIT AGREEMENT (this ‘‘Amendment’’), made as of June 1, 2006, between Endurance Specialty Holdings Ltd., a Bermuda company (‘‘Endurance’’) and Steven W. Carlsen (‘‘Employee’’).

WHEREAS, Employee and Endurance entered into a Restricted Share Unit Agreement, dated as of November 18, 2004 (the ‘‘Original Agreement’’), pursuant to which Endurance issued to Employee restricted share units (‘‘RSUs’’) convertible into 22,422 ordinary shares, par value $1.00 per share, of Endurance, under the Amended and Restated 2002 Stock Option Plan of Endurance; and

WHEREAS, Employee and Endurance desire to amend the Original Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Endurance and Employee hereby agree to amend the Original Agreement as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings ascribed to such terms in the Original Agreement.

2. Amendments. (a) Section 4 of the Original Agreement shall be amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

‘‘4. Termination of Restricted Share Units. The Restricted Share Units shall terminate and be of no further force or effect upon the earlier to occur of the following:

(a) the two year anniversary of the termination of the Consulting Agreement, dated February 16, 2006, by and between Endurance Services Limited and Employee; or

(b) Employee’s breach of the Non-Competition Obligation.’’

(b) Section 15(c) of the Original Agreement shall be amended by deleting the text thereof in its entirety.

3. Limited Effect. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Original Agreement or any other agreement between Endurance and Employee.

4. Revised Agreement. From and after the date first written above, all references in the Original Agreement and the Plan to the Original Agreement shall be deemed to be references to the Original Agreement as modified by this Amendment.

5. Governing Law. This Amendment shall be construed and enforced in accordance with, and governed by, Bermuda law, without regard to its principles of conflicts of laws. Employee submits to the non-exclusive jurisdiction of the courts of Bermuda in respect of matters arising hereunder.

6. Arbitration. All disputes, controversies or claims arising out of, relating to or in connection with this Amendment, the Original Agreement, the Plan or the breach, termination or validity thereof, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the rules of the International Chamber of Commerce except as same may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be Bermuda and it shall be conducted in the English language. The arbitration shall be conducted by one arbitrator who shall be selected by BIBA (Bermuda International Business Association), in the event that the parties fail to agree. The arbitral award shall be in writing, shall state reasons for the award, and shall be final and binding on the parties. The award may include an award of costs, including reasonable attorneys fees and disbursements. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

7. Entire Agreement. The Original Agreement, as amended by this Amendment, and the Plan contain all of the understandings and agreements between Endurance and Employee concerning the

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RSUs and supersedes all earlier negotiations and understandings, written or oral, between the parties with respect thereto. Endurance and Employee have made no promises, agreements, conditions or understandings either orally or in writing, that are not included in the Original Agreement, as amended by this Amendment, or the Plan.

8. Headings. The headings of Sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Amendment.

9. Counterparts. This Amendment may be executed in separate counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

ENDURANCE SPECIALTY HOLDINGS LTD.

By:	/s/ John V. Del Col
Name: John V. Del Col
Title: General Counsel & Secretary
/s/ Steven W. Carlsen
Steven W. Carlsen